Exhibit 23.1

Consent of Registered Independent Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Novume Solutions, Inc., of our report dated April 12, 2018, relating to the consolidated financial statements, as of and for the years ended December 31, 2017 and 2016, which appear in the Company’s Annual Report on Form 10-K. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BD & Company, Inc.

BD & Company, Inc.

Owings Mills, MD
April  24, 2018